Exhibit 10.42

VERADIGM INC.

Restricted Stock Unit Award Agreement
(Directors)

THIS AGREEMENT is made as of %%OPTION DATE, ‘Month DD, YYYY”%-% (the “Grant Date”), by and between Veradigm Inc., a Delaware corporation (“Company”), and MERGEFIELD First_Name %%FIRST_NAME%-% MERGEFIELD Last_Name %%LAST_NAME%-% ( MERGEFIELD Last_Name %%LAST_NAME%-%).

WHEREAS, MERGEFIELD Last_Name %%LAST_NAME%-% is expected to perform valuable services for the Company as a member of the Board of Directors of the Company (the “Board”) and the Company considers it desirable and in its best interests that MERGEFIELD Last_Name %%LAST_NAME%-% be given a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing units that are settled in shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), in accordance with the Company’s Amended and Restated 2019 Stock Incentive Plan (the “Plan”).

NOW THEREFORE, in consideration of the foregoing premises, it is agreed by and between the parties as follows:

1.
Grant of Restricted Stock Units.

(a) Grant. Subject to the terms and conditions set forth in this Agreement and the Plan (including participant executing and returning to the Company an investment representation statement in Exhibit A hereto), the Company hereby grants to MERGEFIELD Last_Name %%LAST_NAME%-% an award of %%TOTAL_SHARES_GRANTED,’999,999,999’%-% restricted stock units (the “Restricted Stock Unit Award”), which shall vest and become unrestricted in accordance with Section 2 hereof.

(b) Transferability. Restricted stock units subject to the Restricted Stock Unit Award and not then vested and unrestricted may not be sold, transferred, pledged, assigned, alienated, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, alienate, hypothecate or encumber, or otherwise dispose of such restricted stock units, the Restricted Stock Unit Award shall immediately become null and void.

2.
Vesting.

(a) Time Vesting. Subject to Sections 2(b) and 2(c):

(i).
Fifty-percent (50%) of the restricted stock units subject to the Restricted Stock Unit Award shall be vested and unrestricted as of the Grant Date; and

(ii).
The remaining fifty-percent (50%) of the restricted stock units subject to the Restricted Stock Unit Award shall vest and become unrestricted on the first anniversary of the Grant Date (the “Anniversary Date”), subject to MERGEFIELD Last_Name %%LAST_NAME%-%’s continuous service through the Anniversary Date.

Subject to Sections 2(b) and 2(c), any restricted stock units that become vested pursuant to this Section 2(a) shall be settled within 30 days following the applicable vesting date.

(b) Termination of Service. If MERGEFIELD Last_Name %%LAST_NAME%-%’s service as a director of the Company terminates prior to the Anniversary Date (i) by reason of death or disability, the unvested portion of the Restricted Stock Unit Award shall immediately vest and become unrestricted or (ii) by reason of retirement from the Board, a pro rata portion of the Restricted Stock Unit Award shall vest based on the number of days MERGEFIELD Last_Name %%LAST_NAME%-% served on the Board from the Grant Date through the date of such cessation of service over 365. Any restricted stock units that vest pursuant to this Section 2(b) shall be settled within 30 days following MERGEFIELD Last_Name %%LAST_NAME%-%’s separation from the Board. If MERGEFIELD Last_Name %%LAST_NAME%-%’s service as a director of the Company terminates for any other reason, the unvested portion of the Restricted Stock Unit Award as of the date of termination shall be forfeited by MERGEFIELD Last_Name %%LAST_NAME%-% and cancelled by the Company.

(c) Accelerated Vesting. If MERGEFIELD Last_Name %%LAST_NAME%-% continues to be a director of the Company from the Grant Date until the occurrence of a Change of Control (as defined in the Plan), the unvested portion of the Restricted Stock Unit Award shall immediately vest and become unrestricted simultaneously with the consummation of the Change of Control. Any restricted stock units that become vested pursuant to this Section 2(c) shall be settled within 30 days following the Change of Control; provided, however, if the Change of Control is not a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then the restricted stock units that vest pursuant to this Section 2(c) shall be settled upon the earlier to occur of (i) the Anniversary Date and (ii) MERGEFIELD Last_Name %%LAST_NAME%-%’s cessation of service on the Board, with no proration in the case of MERGEFIELD Last_Name %%LAST_NAME%-%’s cessation of service on the Board.

3.
No Rights as Stockholder; Dividend Equivalents. MERGEFIELD Last_Name %%LAST_NAME%-% shall not have any rights of a stockholder of the Company with respect to any shares of Common Stock underlying the restricted stock units subject to this Agreement (including the right to vote and to receive dividends and other distributions paid with respect to shares of Common Stock), unless and until, and only to the extent, the Restricted Stock Unit Award is settled by the issuance of such shares of Common Stock to MERGEFIELD Last_Name

%%LAST_NAME%-%. Notwithstanding the foregoing, until such time as such shares of Common Stock are issued, or the restricted stock units subject to this Agreement are cancelled, whichever occurs first, MERGEFIELD Last_Name %%LAST_NAME%-% will be credited with amounts equal to any cash dividends that would be payable to MERGEFIELD Last_Name %%LAST_NAME%-% if such underlying shares of Common Stock had been issued to MERGEFIELD Last_Name %%LAST_NAME%-%, which amounts shall accrue and be paid in cash when the underlying restricted stock units are distributed to MERGEFIELD Last_Name %%LAST_NAME%-%. If restricted stock units subject to this Agreement are cancelled, any amounts credited to such units will be forfeited. This Section 3 will not apply with respect to record dates for dividends occurring prior to the Grant Date or after the distribution of the shares subject to the underlying restricted stock units.
4.
Adjustment in Event of Happening of Condition.

In the event that there is any change in the number of issued shares of Common Stock of the Company without new consideration to the Company (such as by stock dividends or stock split-ups), then the number of restricted stock units subject to this Restricted Stock Unit Award that are unvested shall be adjusted in proportion to such change in issued shares.

If the outstanding shares of Common Stock of the Company shall be combined, or be changed into another kind of stock of the Company or into equity securities of another corporation, whether through recapitalization, reorganization, sale, merger, consolidation, etc., the Company shall cause adequate provision to be made whereby the restricted stock units subject to this Agreement that are unvested shall be adjusted equitably so that the securities received upon distribution shall be the same as if the distribution had occurred immediately prior to such recapitalization, reorganization, sale, merger, consolidation, etc.

5.
Provisions of Plan. This Restricted Stock Unit Award is granted pursuant to, and subject to the terms and conditions of, the Plan (which is incorporated herein by reference). In the event a provision of this Agreement conflicts with the Plan, the terms of the Plan will prevail. MERGEFIELD Last_Name %%LAST_NAME%-% acknowledges receiving a copy of the Plan and this Agreement. Any capitalized term not defined herein shall have the same meaning as in the Plan.
6.
Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. In the event the terms of this Agreement would subject MERGEFIELD Last_Name %%LAST_NAME%-% to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and MERGEFIELD Last_Name %%LAST_NAME%-% shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to MERGEFIELD Last_Name %%LAST_NAME%-%’s “ceasing to be a director of the Company,” such term shall be deemed to refer to MERGEFIELD Last_Name %%LAST_NAME%-%’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if MERGEFIELD Last_Name %%LAST_NAME%-% is a “specified employee,” as defined in Section 409A of the

Code, as of the date of MERGEFIELD Last_Name %%LAST_NAME%-%’s separation from service, then to the extent any amount payable to MERGEFIELD Last_Name %%LAST_NAME%-% (i) is payable upon MERGEFIELD Last_Name %%LAST_NAME%-%’s separation from service and (ii) under the terms of this Agreement would be payable prior to the six-month anniversary of MERGEFIELD Last_Name %%LAST_NAME%-%’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service and (b) the date of MERGEFIELD Last_Name %%LAST_NAME%-%’s death.
7.
Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

VERADIGM INC.
By:
Name:

MERGEFIELD First_Name %%FIRST_NAME%-% MERGEFIELD Last_Name %%LAST_NAME%-%

Exhibit A

VERADIGM, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Investment Representation Statement

Holder: _____________________

Company: Veradigm, inc.

Security: Common Stock Underlying Restricted Stock Units with respect to Veradigm, Inc.

Amount: _____________________

Date: _____________________

In connection with the acquisition of restricted stock units with respect to Veradigm, Inc. (the “RSUs”), the undersigned Holder represents to the Company the following:

1.
The Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the RSUs and the underlying Common Stock. The Holder is acquiring the RSUs and the underlying Common Stock for investment for the Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.
The Holder acknowledges and understands that the RSUs and the underlying Common Stock constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold the Common Stock acquired upon vesting of the RSUs for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the underlying Common Stock, or for a period of one year or any other fixed period in the future. The Holder further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder further acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the RSUs. The Holder understands that any certificate or other document or instrument evidencing the Common Stock will be imprinted with a legend which prohibits the transfer of the Common Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.]
3.
The Holder is familiar with the provisions of Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions and are available on the SEC’s website (www.sec.gov). The Common Stock may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months after the later of the date the shares were sold by the Company or the date the shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than six months and subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the number of shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

4.
The Holder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Holder understands that no assurances can be given that any such other registration exemption will be available in such event.

5.
The Holder is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and certifies that (check all appropriate descriptions that apply):

The Holder is a natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent1, exceeds $1,000,000. For purposes of the foregoing, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60‑day

1 The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

period before the closing date for the sale of Securities for the purpose of investing in the Securities.

The Holder is a natural person who had individual income exceeding $200,000 in each of the last two calendar years, and the Holer has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of the foregoing, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax‑exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid, and (vi) any amount by which income from long‑term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

The Holder is a natural person who had joint income with his or her spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years, and the Holder have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of the foregoing, “income” has the same meaning as defined in immediately preceding item.

Signature of Holder:

_________________________________

_________________________________

Date: _______________________, _____

DOCPROPERTY "DOCID" \* MERGEFORMAT CH1 7676580v.2

IF " DOCVARIABLE "SWDocIDLocation" 3" = "3" " DOCPROPERTY "SWDocID" 4883-5728-1982 " "" 4883-5728-1982